UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 13, 2015, Depomed, Inc. issued the following press release:

* * * * *

Depomed Comments on Horizon Pharma plc Letter

Horizon’s Proposal Has Current Value Below $31 per Share, Which Is Less Than Prior Proposal

NEWARK, Calif., August 13, 2015 —Depomed, Inc. (NASDAQ: DEPO) (“Depomed” or the “Company”) commented on the letter sent today by Horizon Pharma plc (NASDAQ: HZNP) (“Horizon”), in which Horizon has set an exchange ratio of 0.95 of Horizon shares for each share of Depomed, and offered to include up to 25% in cash. Depomed notes that the proposal has a current value below $31 per share,(1) which is less than the $33 per share proposal Horizon previously made, and represents ownership in the combined company of less than 29%, which is well below what Depomed would contribute to the combined company.

Consistent with its fiduciary duties, Depomed’s Board of Directors, in consultation with its financial and legal advisors, will carefully review and evaluate the revised proposal to determine the course of action that it believes is in the best interests of the Company and its shareholders. Depomed shareholders are advised to take no action at this time pending the review of the revised proposal by the Company’s Board of Directors.

In its August 7, 2015, letter and press release, the Company noted its belief that Depomed shareholders are entitled to an ownership interest that is commensurate with what Depomed would contribute to the combined company as well as a share of the synergies.  Depomed’s investor presentation also filed on August 7, 2015 includes an equity contribution analysis which shows Depomed’s equity contribution to the combined company; for example, based on revenues in 2016 and 2017, Depomed’s equity contribution would be 33% and 35%, respectively.(2)

On July 29, 2015, the Depomed Board unanimously rejected Horizon’s previous unsolicited proposal to acquire all outstanding common shares of Depomed at a price of $33 per share. On July 7, 2015, the Depomed Board noted that it had previously unanimously rejected Horizon’s unsolicited proposal to acquire all of the outstanding shares of Depomed in an all-stock transaction valued at $29.25 per share. Depomed also noted its belief that Horizon’s July 7 proposal was identical in all material respects to the Horizon proposal received by Depomed on May 27, 2015 and reiterated on June 12, 2015. In each case, the Depomed Board, after careful consideration and in consultation with its financial and legal advisors, unanimously determined that in their opinion the prior proposals substantially undervalued Depomed’s business and did not reflect the inherent value of Depomed in light of its standalone prospects, and were not in the best interests of Depomed or its shareholders.(3)

Morgan Stanley & Co. LLC and Leerink Partners LLC are serving as financial advisors to Depomed and Baker Botts L.L.P. and Gibson, Dunn & Crutcher LLP are serving as legal counsel.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders. Our NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia.

CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults. Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise, Nucynta ER and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology. Additional information about Depomed may be found atwww.depomed.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to Depomed’s prospects as a standalone business, Depomed’s business strategy, expectations regarding Depomed’s future financial results and the ability to create shareholder value, expectations regarding anticipated growth and the future contributions and potential of NUCYNTA, and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans, objectives or expectations will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Additional Information

Depomed intends to file a revocation statement and revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed solicitation by Horizon Pharma, plc to be able to call a special meeting of Depomed shareholders (the “Horizon Special Meeting Solicitation”).  INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

These documents, including any solicitation statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website at http://www.depomed.com.  Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with the Horizon Special Meeting Solicitation.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s proxy statement for the 2015 Annual Meeting of Shareholders, filed with the SEC on April 6, 2015.  To the extent holdings of such participants in Depomed’s securities have changed since the amounts described in the 2015 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Depomed’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015 and in Depomed’s latest Quarterly Report on Form 10-Q.

Investor Contact:

Depomed, Inc.

August J. Moretti

Chief Financial Officer

510-744-8000

amoretti@depomed.com

or

Christopher Keenan

VP, Investor Relations and Corporate Communication

510-744-8000

ckeenan@depomed.com

Innisfree M&A Incorporated

Larry Miller / Jonathan Salzberger / Scott Winter

(212) 750-5833

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann

415-869-3950

Andy Brimmer and Averell Withers

212-355-4449

(1)  Based on the $32.48 closing price of Horizon’s common stock on August 12, 2015

(2)  Based on median metrics from Bloomberg and Wall Street research reports available to Depomed published since each company revised its guidance (7/20/15 for Horizon and 7/29/15 for Depomed)

(3)  For additional information regarding reasons for the Depomed Board’s conclusion, please see the Current Report on Form 8-K filed by Depomed with the SEC on July 30, 2015 and the Investor Presentation Depomed filed with the SEC on August 7, 2015